UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
[Missing Graphic Reference]

FORM 8-K
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2006

GRAN TIERRA ENERGY INC.
(f/k/a GOLDSTRIKE INC.)

(Exact name of registrant as specified in its charter)

Nevada	333-111656	98-0479924
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

300, 611 - 10th Avenue S.W.
Calgary, Alberta, Canada	T2R 0B2
(Address of principal executive offices)	(Zip Code)

(403) 265-3221
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01

On February 22, 2006, Gran Tierra Energy Inc. (the “Company”) filed a Current Report on Form 8-K disclosing that the Company had made an offer to acquire participation interests in a total of eight properties in Argentina from Compañía General de Combustibles S.A. (“CGC”). On October 24, 2006, the Company filed a Current Report on Form 8-K disclosing that the Company had received court approval in Argentina to acquire the properties from CGC.

On November 2, 2006, the Company closed on the purchase of interests in four of those properties for a total purchase price of $2.1 million. The assets purchased include a 93.18% participation interest in the Valle Morado Block, a 100% interest in the Santa Victoria Block and the remaining 50% interests in the Nacatimbay and Ipaguazu Blocks (in which the Company currently holds 50% interests). These properties add to the Company’s current land base and exploration/development portfolio in the Noroeste Basin in northern Argentina.

The Company was obligated to purchase the above interests in the properties described above upon receiving evidence of court approval. The Company is considering its options to acquire the interests in the remaining four properties, which interests remain subject to rights of first refusal among joint venture partners and other third party consents.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gran Tierra Energy Inc.

By:  /s/ James Hart

Name: James Hart
Title: Chief Financial Officer

Date: November 6, 2006